BELLSOUTH EMPLOYEES' BENFIT CLAIM REVIEW COMMITTEE



DATE OF MEETING:  April 17, 1998



I.   RECOMMENDATION:

      Approve  amendment  of the BellSouth Personal Retirement  Account  Pension

      Plan  to  provide  a mandatory lump sum cash out of Plan benefits  of  any participant  (or surviving spouse) who, at termination or retirement,  has

      a  present  value  Plan benefit of less than or equal to $5,000.   Current

      Plan  terms provide for cash outs only when such amounts are less than  or equal  to $3,500.  This change is authorized by changes in applicable  law contained in the Taxpayer Relief Act of 1997.

II.  COMMITTEE ACTION:

      Approved  amendment of the BellSouth Personal retirement  Account  Pension

      Plan,  effective April 1, 1998, to provide a mandatory lump sum  cash  out of  Plan benefits of any participant (or surviving spouse, with respect to surviving  spouse  benefits)  who, upon the participant's  termination  of employment (or, in the case of a surviving spouse, death), has an  account balance  or present accrued benefit (or surviving spouse benefit) of  less than  or  equal  to  $5,000; and authorized Chairman of the  Committee  to approve actual Plan amendment language on behalf of the Committee.




      /s/ Susan K. Cooper

      Secretary

      Employees' Benefit Claim Review Committee